Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pamrapo Bancorp, Inc. (the “Company”) of our report dated March 10, 2008 relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, which is included herein.

/s/ Beard Miller Company LLP

Pine Brook, New Jersey

March 10, 2008